Exhibit 10-3
[Execution]
AMENDMENT NO. 7 TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     AMENDMENT NO. 7 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of November 3, 2005, by and among Lexington Precision Corporation, a Delaware corporation (“LPC”), Lexington Rubber Group, Inc., a Delaware corporation (“LRG” and together with LPC, individually, each a “Borrower” and collectively, “Borrowers”), the parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, a national banking association, (as successor by merger to Congress Financial Corporation), in its capacity as agent for Lenders (in such capacity, “Agent”).
WITNESSETH:
     Whereas, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 18, 2003, by and among Borrowers, Agent and Lenders, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of March 31, 2004, Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of August 16, 2004, Amendment No. 3 to Amended and Restated Loan and Security Agreement dated as of September 3, 2004, Amendment No. 4 to Amended and Restated Loan and Security Agreement dated as of January 27, 2005, Amendment No. 5 to Amended and Restated Loan and Security Agreement dated as of June 30, 2005, and Amendment No. 6 to Amended and Restated Loan and Security Agreement dated as of September 30, 2005 (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and other agreements, documents and instruments at any time executed and/or delivered in connection therewith (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).
     WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and
     WHEREAS, by this Amendment No. 7, Borrowers, Agent and Lenders intend to evidence such amendments.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions.
          1.1 Defined Terms. For purposes of this Amendment No. 7, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.
          1.2 Additional Definition. As used herein, the term “Amendment No. 7” shall mean this Amendment No. 7 to Amended Restated Loan and Security Agreement by and among Agent, Lenders and Borrowers as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, such definition.
SECTION 2. Amendment. Section 1.118 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“1.118 ‘Required Lenders’ shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than sixty-seven (67%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least more than sixty-seven (67%) percent of the then outstanding Obligations are owing.”
SECTION 3. Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders to Borrowers, that Amendment No. 7 has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers contained herein constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms.
SECTION 4. Conditions Precedent. This Amendment No. 7 shall be effective as of the date hereof but only upon the receipt by Agent of an original of this Amendment No. 7, duly authorized, executed and delivered by each Borrower.
SECTION 5. General.
          5.1 Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment No. 7 and the Financing Agreements, the terms of this Amendment No. 7 shall control.
          5.2 The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment No. 7.

          5.3 The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.
          5.4 This Amendment No. 7 is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.
          5.5 This Amendment No. 7 may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment No. 7, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 7 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 7. Any party delivering an executed counterpart of this Amendment No. 7 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 7, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 7 as to such party or any other party.
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     IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused this Amendment No. 7 to be duly executed as of the day and year first above written.

LEXINGTON PRECISION CORPORATION

By:	/s/ Warren Delano

Title: President

LEXINGTON RUBBER GROUP, INC.

By:	/s/ Warren Delano

Title: Chairman
AGREED:
WACHOVIA BANK, NATIONAL ASSOCIATION,
successor by merger to Congress Financial Corporation,
as Agent and Lender

By:	/s/ Herbert C. Korn

Title: VP

ABLECO FINANCE LLC, on behalf of itself and its affiliate assigns, as Lender

By:	/s/ Dan Wolf

Title: SVP